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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 12, 1999 except for the information in Note 22, for which the date is June 18, 1999 relating to the financial statements and financial statement schedule of Allscripts, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois

July 22, 1999